Exhibit 99.1

Press Release	Investor Contact:	Media Contact:
	Will Gabrielski	Brendan Ranson-Walsh
	Senior Vice President, Investor Relations	Vice President, Global Communications & Corporate Responsibility
	213.593.8208	213.996.2367
	William.Gabrielski@aecom.com	Brendan.Ranson-Walsh@aecom.com

AECOM to appoint W. Troy Rudd as Chief Executive Officer

Company also names Lara Poloni as President

LOS ANGELES (June 15, 2020) — AECOM (NYSE:ACM), the world’s premier infrastructure firm, today announced the appointment of W. Troy Rudd to Chief Executive Officer. Currently AECOM’s Chief Financial Officer, Mr. Rudd will assume the role from Michael S. Burke, who previously announced his plans to retire. Mr. Rudd’s appointment marks the completion of AECOM’s CEO succession search process. The Company also announced today the appointment of Lara Poloni, currently AECOM’s Chief Executive of Europe, the Middle East and Africa (EMEA), to President of AECOM. Both appointments are effective October 1, 2020.

“Following a comprehensive six-month search process that considered internal and external candidates, the Board concluded that Troy is best suited to lead AECOM at this pivotal time. We enter this new chapter providing greater certainty to all our stakeholders that AECOM is moving decisively to sustain its solid momentum, driven by its ongoing transformation into a professional services business,” said Steven Kandarian, Lead Independent Director of AECOM’s Board of Directors. “We have full confidence in Troy to define the next, successful era for our organization. His leadership, as well as Lara’s, have contributed to our strong financial performance and the execution of key initiatives that resulted in substantially improved profitability and expanded margins, and transformed our balance sheet with record levels of liquidity.”

“I am honored to be appointed CEO and look forward to leading AECOM with support from Lara, our executive leadership team, and our Board, as our great company shapes the future of our industry,” said Mr. Rudd. “Our people have demonstrated dedication, perseverance and adaptability throughout our transformation and the uncertainties of this past year. This has only affirmed my belief that we have the talent, capabilities and reach to deliver exceptional service to our clients, build on our strong financial performance, and create value for all our stakeholders.”

“I am excited to work with Troy and our teams around the world as we continue leveraging AECOM’s exceptional expertise and innovative solutions to deliver on our clients’ most complex projects,” said Ms. Poloni. “Looking ahead, we remain focused on creating value for our shareholders as our global workforce increasingly becomes the premier trusted professional services partner to our clients.”

Since joining AECOM in 2009, Mr. Rudd has held key leadership roles, including operational and financial responsibility for AECOM’s Americas Design and Consulting Services business, as well as AECOM Capital, mergers and acquisitions, investor relations, treasury, corporate controllership and financial reporting, risk and controls, and tax and shared services functions. Mr. Rudd has also led the expansion of the Company’s design center and shared services center practices. Throughout more than a decade of operational and financial leadership at AECOM, Mr. Rudd has played a critical role in the transformation and growth of the Company into an innovative, premier professional services firm and infrastructure industry leader.

Mr. Rudd’s leadership has been integral to the Company’s success, highlighted by its recent performance including the firm’s sixth-consecutive quarter of substantial margin improvement in its professional services business, continued double-digit adjusted EBITDA growth, a record $9 billion of wins in second quarter of fiscal 2020 and a new all-time high backlog level.

Ms. Poloni has held significant leadership positions across her 25-plus year tenure with AECOM, including Chief Executive of AECOM’s Australia and New Zealand operations from 2014 before moving into her current Chief Executive of EMEA role in October 2017. Ms. Poloni’s institutional knowledge of global infrastructure markets, deep experience across AECOM’s sectors, and commitment to inclusion, diversity and leadership development position her to excel in this role.

Mr. Burke commented, “I have been privileged to lead this incredible organization and proud to see the positive impact our teams have made in building a better company and a better world. Troy has been core to these achievements and I am confident that AECOM will continue to thrive under his leadership. With Lara, their combined tenure and deep familiarity with the Company’s strategic initiatives uniquely position them to lead the firm forward and realize long-term success.”

Mr. Kandarian continued, “Mike has made significant contributions throughout his fifteen years serving AECOM. Not only was he instrumental in AECOM’s growth and evolution from a private company to a leading public firm in our industry, but he has created a strong foundation on which the Company can continue to build, and will help support both Troy and Lara as they transition to their new roles. On behalf of the Board of Directors, I thank Mike for all he has done for AECOM, and the legacy he leaves.”

Separately, the Company has reaffirmed its full year financial guidance, including its expectation for 10% adjusted EBITDA1 growth at the mid-point of its $700 million to $740 million guidance range and free cash flow2 of between $100 million and $300 million. The Company maintains a strong balance sheet with net leverage3 of 1.2x exiting the fiscal second quarter, has $760 million of remaining capacity under its Board authorized share repurchase program, and is committed to executing its capital allocation priorities including returning capital to stockholders.

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items, and reflects continuing operations.

[2]	Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and includes the net working capital purchase price adjustment collected in May 2020 in association with the sale of the Management Services business.

3 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, which excludes stock-based compensation, and net debt as defined as total debt on the Company’s financial statements, net of total cash and cash equivalents.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to consulting and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm with revenue of approximately $20.2 billion during fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions and performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EBITDA and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we provide our long term projections for adjusted EBITDA and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.

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